Exhibit 4.5

FIRST AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 22, 2003 (the "Amendment")relating to the Credit Agreement referenced below, is by and among NATIONSRENT COMPANIES, INC., a Delaware corporation (formerly know as, NR HOLDINGS, INC.) (the "Company"), NATIONSRENT, INC., a Delaware corporation ("NationsRent"), each of the other Subsidiaries of the Company and/or NationsRent identified on the signature pages hereto as a Borrower (collectively referred to as the "Subsidiary Borrowers" or individually referred to as a "Subsidiary Borrower") (hereinafter, the Company, NationsRent and the Subsidiary Borrowers collectively referred to as the "Borrowers" or individually referred to as a "Borrower"), each of the financial institutions identified as Lenders on the signature pages hereto (referred to individually as a "Lender" and, collectively, as the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as administrative agent (in such capacity, the "Administrative Agent" or the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WITNESSETH

          WHEREAS, a $75,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of October 23, 2003 (as amended, modified or otherwise supplemented from time to time, the "Credit Agreement") among the parties identified in the introductory paragraph above;

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein;

          NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PART 1
DEFINITIONS

          SUBPART 1.1      Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

"Amended Credit Agreement"means the Credit Agreement, as amended hereby and as further amended, supplemented or otherwise modified from time to time.

"First Amendment Date" is defined in Subpart 3.1.

          SUBPART 1.2      Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART 2
AMENDMENTS TO CREDIT AGREEMENT

          SUBPART 2.1 Amendment to Definition of Cash Equivalents. The definition of "Cash Equivalents" is hereby amended by adding a new clause (vi) to the end of the first sentence thereof as follows:

"(vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i), (ii), (iii), (iv) or (v) above and (b) has net assets of not less than $500,000,000.

          SUBPART 2.2      Amendment to Definition of Required Lenders. The definition of "Required Lenders" is hereby amended by adding a new proviso clause to the end thereof as follows:

;and provided, further, that at any time (x) a single Lender holds 51% or greater of the Revolving Credit Commitments and/or the Loans outstanding and (y) there are two (2) or more Lenders party to this Credit Agreement, "Required Lenders" shall also be comprised of at least two (2) Lenders.

PART 3
CONDITIONS TO EFFECTIVENESS

          SUBPART 3.1      First Amendment Date. This Amendment shall be and become effective as of the date hereof (the "First Amendment Date") when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the "First Amendment".

          SUBPART 3.2      Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Agreement, which collectively shall have been duly executed on behalf of each of the parties hereto.

          SUBPART 3.3      Other. The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent relating to the existence of the Credit Parties, the corporate authority for and the validity of this Amendment and the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance satisfactory to the Agent in its sole good faith discretion.

PART 4
MISCELLANEOUS

          SUBPART 4.1      Representations and Warranties. Each of the Credit Parties hereby represents and warrants that (i) the representations and warranties contained in Articles V and VI of the Amended Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the amendments contained herein, (ii) no Default or Event of Default exists under the Credit Agreement or the Amended Credit Agreement on and as of the date hereof and, after giving effect to the amendments contained herein, (iii) it has the corporate power and authority to execute and deliver this Amendment and each of the documents executed and delivered in connection herewith and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and each of the documents executed and delivered in connection herewith and (iv) it has duly executed and delivered this Amendment and each of the documents executed and delivered in connection herewith, and this Amendment and each of the documents executed and delivered in connection herewith constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

          SUBPART 4.2      Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

          SUBPART 4.3      Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement (as amended hereby).

          SUBPART 4.4      References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Amended Credit Agreement.

          SUBPART 4.5      Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

          SUBPART 4.6      Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW.

          SUBPART 4.7      Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SUBPART 4.8      Continuing Agreements. Except as specifically modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (and Exhibits and Schedules thereto) shall remain in full force and effect, without modification or limitation, and this Amendment shall not affect, modify or diminish the obligations of the Credit Parties which have accrued prior to the effectiveness of the provisions hereof. This Amendment shall not operate as a consent to any other action or inaction by any Credit Party, or as a waiver or amendment of any right, power, or remedy of any Lender, the Syndication Agents, the Documentation Agent, the Administrative Agent or the Collateral Agent under the Credit Documents nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in any Credit Document except as specifically provided herein.

          SUBPART 4.9      Payment of Fees and Expenses. Each of the Borrowers agrees, jointly and severally, to pay all costs and expenses of the Arrangers and the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC.

          SUBPART 4.10      Approval by Lenders. Each Lender, by delivering its signature page to this Amendment on the First Amendment Date, shall be deemed to have acknowledged receipt of, and consented to and approved, the Amendment, the Amended Credit Agreement, each other Credit Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the First Amendment Date.

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           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	NATIONSRENT COMPANIES, INC.
NATIONSRENT, INC.
LAS OLAS TWELVE CORPORATION
LAS OLAS FOURTEEN CORPORATION
NRGP, INC.
NATIONSRENT USA, INC.
NATIONSRENT WEST, INC.
LOGAN EQUIPMENT CORP.
NATIONSRENT TRANSPORTATION SERVICES, INC.
BDK EQUIPMENT COMPANY, INC.
NR DELAWARE, INC.

By:
Name: John C. Scherer
Title:Vice President & Treasurer

NATIONSRENT OF TEXAS, LP

By: NRGP, Inc., as General Partner

By:
Name: John C. Scherer
Title:Vice President & Treasurer

AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:
Name: John T. Trainer
Title:Director

FLEET CAPITAL CORPORATION,
as a Lender

By:
Name: Christopher K. Nairve
Title:Vice President

BANK OF AMERICA, N.A.
as a Lender

By:
Name: Robert M. Dalton
Title:Vice President